Exhibit 10.63

EXTENSION AND CONFIRMATION AGREEMENT

Made this 15th day of December 2011 (the "Effective Date") by and between Viral Genetics. Inc., a Delaware corporation (the "Company"), and Richard Gerstner ("Consultant"),

WHEREAS Company and Consultant are party to a Consulting Agreement dated January 1, 2008 (the "Agreement") that they:verbally agreed to extend for one year on or about each of December 31, 2009 and. December 31, 2010 as provided for in Section I therein, and are mutually desirous of memorializing those extensions, and further desire to extend the Agreement for an additional year through December 31, 2012.

NOW, THEREFORE, for good and lawful consideration and of the mutual covenants contained herein and the mutual benefits to be derived hereunder, the parties agree as follows:

1.	Consultant is owed and Company shall deliver a total of 400,000 shares of common stock of Company for services provided for the two years ending December 31, 2011.
2.	The Term of the Consulting Agreement is hereby extended until December 31, 2012.
3.
All other terms and conditions of the Consulting Agreement, including, without limitation, those in Exhibit A therein entitled "Viral Genetics Intellectual Property Agreement", shall continue in full force and effect.

AGREED and entered into as of the date affixed hereof.

COMPANY:
VIRAL GENETICS, INC.

By:	/s/ Haig Keledjian
Duly authorized Officer

CONSULTANT:

/s/ Richard Gerstner
Richard Gerstner